AMENDMENT EASTERN BANK BENEFIT EQUALIZATION PLAN Preamble Eastern Bank (the “Bank”) sponsors the Eastern Bank Benefit Equalization Plan (the "Plan"). The Plan may be amended, and is subject to applicable provisions of Internal Revenue Code Section 409A. This amendment serves two purposes: (1) As of the earlier of the date of the Sale (defined below) or the filing date of the Eastern Bankshares, Inc. 10Q for the third quarter of 2023, the Plan’s vesting schedule is amended to align with the vesting schedule in the SBERA Pension Plan As Adopted By Eastern Bank (the “Qualified Pension Plan”). (2) When the Bank sells all or substantially all of the assets of or its membership interests in Eastern Insurance Group, LLC (“EIG”) to an unrelated third party (all together, a “Sale”), vesting will be accelerated to 100% for all active employees of EIG at the time of the Sale, regardless of whether they continue employment with EIG or the buyer after the Sale. Amendment The following language is added to Section 3.5: Notwithstanding the foregoing, effective as of the earlier of the date of the Sale (defined below) or the filing date of the Eastern Bankshares, Inc. 10Q for the third quarter of 2023 (either, the “Effective Date”), a Participant shall be credited with vesting service in the same manner and vest according to the same 3-year cliff vesting schedule as provided under the SBERA Pension Plan As Adopted By Eastern Bank (the “Qualified Pension Plan”), including full vesting upon pre-retirement death or disability (as defined in the Qualified Pension Plan). This change to the vesting schedule does not apply to Participants terminated prior to the Effective Date. Furthermore, any Participants employed by Eastern Insurance Group, LLC (“EIG”) at the date of the sale of all or substantially all of the assets of or Eastern Bank’s membership interests in EIG to an unrelated third party (all together, a “Sale”) should such Sale occur, will be fully vested in the Qualified Pension Plan. In witness whereof, this amendment is executed on this 5th day of June 2023. Eastern Bank By:__________________________________________ Kathleen C. Henry, General Counsel and Chief Human Resources Officer